As filed with the Securities and Exchange Commission on January 17, 2008

Registration No. 333-143621

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VISUAL SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0727173
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
10182 Telesis Court, 6th Floor
San Diego, CA 92121
(858) 546-0040
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James W. MacIntyre, IV
Chief Executive Officer
Visual Sciences, Inc.
10182 Telesis Court, 6th Floor
San Diego, CA 92121
(858) 546-0040
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:
Barry M. Clarkson, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
(858) 523-5400

SIGNATURES

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment relates to the Registration Statement on Form S-3 (Registration No. 333-143621), filed on June 8, 2007, pertaining to Debt Securities, Common Stock, Preferred Stock and Warrants to Purchase Debt Securities, Common Stock or Preferred Stock of Visual Sciences, Inc. (formerly known as WebSideStory, Inc.).
     The undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement which remain unissued.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 17, 2008.

VISUAL SCIENCES, INC.
By:	/s/ Andrew S. Greenhalgh
	Name:	Andrew S. Greenhalgh
	Title:	Senior Vice President, General Counsel and Secretary